EXHIBIT 10.1

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective April 30, 2008, by and between SILICON VALLEY BANK (“Bank”) and GPS INDUSTRIES, INC., a Nevada corporation, (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 28, 2008 (as may from time to time be amended, modified, supplemented or restated, collectively the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower is currently in default under the Loan Agreement following the death of Guarantor Douglas J. Wood (the “Existing Default”).

C. Borrower is also in default for its failure to deliver its financial statements required by Section 6.2 of the Loan Agreement for month ending February 29, 2008 (the “Delivery Default”).

D. Borrower has requested that Bank: (i) increase the amount of the Revolving Line to $6,500,000, (ii) forbear from exercising its rights and remedies against Borrower from the date hereof for the Existing Default through July 31, 2008 (the “Forbearance Period”), and (iii) waive the Delivery Default.

E. Although Bank is under no obligation to do so, Bank is willing to make the changes set forth herein, on all on the terms and conditions set forth in this Amendment and so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

Agreements

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Forbearance.

2.1. Forbearance Period. So long as no Event of Default, other than the Existing Default, occurs, subject to the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower through the Forbearance Period. Except as expressly provided herein, this Amendment does not constitute a waiver or release by Bank of any Obligations or of any existing Event of Default, or any Event of Default which may arise in the future after the date of execution of this Amendment. Borrower understands that Bank has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period.

2.2. Forbearance Terms. Repayment and performance of all obligations of Borrower to Bank under the Loan Agreement and this Amendment shall be secured by the Collateral.

3. Limitation of Forbearance.

3.1. This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to, other than as specifically set forth herein, (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Waiver. Subject to the terms of Section 10 below, Bank hereby waives (i) the Delivery Default. Except as provided in the above described default and except as otherwise set forth herein, Bank's agreement to waive the Delivery Default and the foregoing covenants (1) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with the above-described covenants as of all subsequent dates, and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other subsequent dates, and (3) shall not limit or impair Bank's right to demand strict performance of all other covenants as of any date.

5. Amendments.

5.1. Definitions. The following definitions are either amended and restated in their entirety or inserted, as applicable:

“Borrowing Base” is the lesser of (a) the maximum principal amount guaranteed by Guarantor pursuant to the Guaranty, plus the sum of, without duplication, (i) the Value of the Pledged CD, (ii) the Value of any certificates of deposit pledged to Bank by Hansen to secure the Obligations, and (iii) the Value of any certificates of deposit pledged to Bank by Great White to secure the Obligations, or (b) $6,500,000.

“Great White” is Great White Shark Enterprises, LLC, a Florida limited liability company.

“Revolving Line” is an Advance or Advances in an amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000).

“Value” shall mean with respect to any certificates of deposit pledged to Bank to secure the Obligations, including, but not limited to, any Pledged CD, on any date, a dollar value at the face amount thereof.

6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

6.2. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

6.3. The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

6.5. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Release by Borrower.

8.1. FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

8.2. By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

8.3. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

8.4. Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fully earned, non-refundable commitment fee in an amount equal to $8,750 for the Revolving Line, and (c) Borrower’s delivery to Bank of a Security Agreement in form an content acceptable to Bank executed by Great White to and for the benefit of Bank granting a security interest in all certificates of deposit pledged to Bank by Great White to secure the Obligations.

11. Governing Law; Venue. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Travis County, Texas.

12. Future Amendments. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

13. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Bank, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Bank such other documents and instruments as Bank reasonably may request in connection with the modification effected hereby.

14. Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal law or law of the State of Texas would uphold or would enforce such challenged or questioned provision.

THIS AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	GPS INDUSTRIES, INC., a Nevada corporation

By:	By	/s/ Joe Miller
Name:	Name:	Joe Miller
Title:	Title:	Chief Financial Officer